Exhibit 99.1

For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

ORBITAL REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
— Revenues, Operating Profit and Net Income Rise Significantly —
— Free Cash Flow and Contract Backlog Show Large Increases —
— Company Increases Financial Guidance for 2006 —
(Dulles, VA 20 July 2006) — Orbital Sciences Corporation (NYSE: ORB) today announced its financial results for the second quarter and first six months of 2006. Orbital’s second quarter revenues increased 11% to $197.0 million in 2006, compared to $177.4 million in 2005. The company’s second quarter operating income rose 13% to $16.6 million in 2006, as compared to $14.7 million in 2005. Second quarter net income increased 29% to $9.8 million in 2006, compared to $7.6 million in 2005, and diluted earnings per share increased to $0.16, compared to $0.12 in the second quarter of 2005. Orbital reported second quarter 2006 free cash flow* of $31.6 million compared to free cash flow of $17.0 million a year ago.
Commenting on Orbital’s second quarter 2006 results, Mr. David W. Thompson, Chairman and Chief Executive Officer, said, “The company continued its exceptional financial performance through the second quarter of 2006, with healthy increases in revenue, operating income and free cash flow. Our satellite manufacturing segment posted strong revenue and operating profit growth, while our launch vehicles segment continued its solid operating income performance.” He added, “These operating results, combined with the robust cash flow and new business bookings achieved in the second quarter, continue to signal a very optimistic outlook for Orbital this year. As a result, we are increasing our financial estimates for 2006.”
For the first half of 2006, Orbital reported revenues of $389.1 million, up 13% as compared to $344.6 million in the same period of 2005. The company’s operating income for the first half of 2006 was $32.4 million, up 20% as compared to $26.9 million in 2005. Net income for the first half of 2006 was $18.6 million, or $0.30 per diluted share, compared to $13.7 million, or $0.22 per diluted share, in the first half of 2005. Orbital generated $54.2 million of free cash flow in the first half of 2006, compared to $22.1 million during the same period of 2005.

* “Free cash flow” is a non-GAAP financial measure discussed in this release. For additional details, please refer to the sections of this press release entitled “Cash Flow and Balance Sheet” and “Disclosure of Non-GAAP Financial Measure.”
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Orbital Sciences Corporation s 21839 Atlantic Blvd., Dulles, VA 20166 s 703-406-5000

Orbital Reports Second Quarter 2006 Financial Results

Financial Highlights
Summary financial results for the second quarter of 2006 as compared to the second quarter of 2005 were as follows (in millions, except per share data):

	Second Quarter
	2006	2005
Revenues	$197.0	$177.4
Operating Income	16.6	14.7
Net Income	9.8	7.6
Diluted Net Income per Share	$0.16	$0.12
Summary financial results for the first six months of 2006 as compared to the first six months of 2005 were as follows (in millions, except per share data):

	First Six Months
	2006	2005
Revenues	$389.1	$344.6
Operating Income	32.4	26.9
Net Income	18.6	13.7
Diluted Net Income per Share	$0.30	$0.22
Revenues
Revenues by segment for the second quarter were as follows (in millions):

	Second Quarter
	2006	2005
Launch Vehicles	$80.4	$87.9
Satellites and Space Systems	108.0	84.8
Transportation Management Systems	9.4	6.2
Eliminations	(0.8)	(1.5)

Total Revenues	$197.0	$177.4
Orbital’s second quarter 2006 revenues were $197.0 million, up 11% over second quarter 2005 revenues of $177.4 million. Continuing the trend from the first quarter of 2006, the second quarter increase was primarily due to a 27% increase in satellites and space systems segment revenues, driven by growth in the communications satellites product line related to progress on several new satellite contracts awarded in 2005. The growth in communications satellites revenues was partially offset by a revenue decrease in the science, technology and defense satellites product line due to the completion and launch of a defense satellite in the second quarter of this year. Launch vehicles segment revenues decreased 9% due to lower revenues from the interceptor launch vehicle and the target vehicle product lines, partially offset by higher
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Orbital Reports Second Quarter 2006 Financial Results

revenues from the space launch vehicle product line. Transportation management systems segment revenues increased over 50% largely driven by work on several new contracts started in 2005 and early 2006.
Revenues by segment for the first six months were as follows (in millions):

	First Six Months
	2006	2005
Launch Vehicles	$159.1	$167.8
Satellites and Space Systems	215.5	167.3
Transportation Management Systems	17.3	13.3
Eliminations	(2.8)	(3.8)

Total Revenues	$389.1	$344.6
For the first half of 2006, Orbital reported $389.1 million in revenues, up 13% over the same period last year, primarily due to a 29% increase in satellites and space systems segment revenues that was driven by growth in the communications satellites product line. Launch vehicles segment revenues decreased 5% primarily due to lower revenues from the interceptor and target vehicle product lines, partially offset by higher revenues from the space launch vehicle product line. Transportation management systems segment revenues increased 30% largely driven by the work on several new contracts started in 2005.
Operating Income
Operating income by segment for the second quarter was as follows (in millions):

	Second Quarter
	2006	2005
Launch Vehicles	$8.6	$8.7
Satellites and Space Systems	7.4	5.5
Transportation Management Systems	0.6	0.5

Total Operating Income	$16.6	$14.7
Orbital reported operating income of $16.6 million in the second quarter of 2006, up 13% over the second quarter of 2005. This increase was due to significantly higher operating income in the satellites and space systems segment, as a result of growth in the communications satellites product line related to several new satellite contracts started in 2005. The improvement in communications satellite operating income was partially offset by an operating income decrease in the science, technology and defense satellites product line, consistent with the revenue decline in this product line. Launch vehicles segment income decreased slightly due to lower interceptor launch vehicle operating income, partially offset by higher operating income from target vehicles and space launch vehicles. The increase in target vehicle operating income was largely due to the absence of cost growth on certain contracts that occurred in 2005. Operating income in the transportation management segments increased marginally.
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Orbital Reports Second Quarter 2006 Financial Results

Operating income by segment for the first six months was as follows (in millions):

	First Six Months
	2006	2005
Launch Vehicles	$17.6	$17.7
Satellites and Space Systems	13.9	8.3
Transportation Management Systems	0.9	0.9

Total Operating Income	$32.4	$26.9
Orbital reported operating income of $32.4 million in the first half of 2006, up 20% over the first half of 2005. As was the case for the second quarter results, this increase was due to significantly higher operating income in the satellites and space systems segment. Operating income in the launch vehicles and transportation management segments remained relatively constant for the year-to-date period.
Net Income
Net income for the second quarter of 2006 was $9.8 million, or $0.16 diluted earnings per share, up from $7.6 million, or $0.12 diluted earnings per share, in the second quarter of 2005. Net income for the first half of 2006 was $18.6 million, or $0.30 diluted earnings per share, compared to $13.7 million, or $0.22 diluted earnings per share, in the same period of 2005.
Cash Flow and Balance Sheet
The company reported free cash flow of $31.6 million for the second quarter of 2006. Orbital’s unrestricted cash balance increased to $206.8 million as of June 30, 2006. Orbital repurchased approximately 530,000 shares of its common stock for $8.3 million in the second quarter as part of the company’s 12-month $50 million securities repurchase program which began in April 2006. In the first six months of 2006, Orbital repurchased 1.1 million shares of its common stock for $16.2 million.
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Orbital Reports Second Quarter 2006 Financial Results

The company’s cash flow was as follows (in millions):

	2006
	Second Quarter	First Six Months
Net Cash Provided by Operating Activities	$35.7	$63.9
Capital Expenditures	(4.1)	(9.7)

Free Cash Flow	31.6	54.2
Repurchase of Common Stock	(8.3)	(16.2)
Proceeds from Issuance of Common Stock	2.1	7.6
Other	0.8	2.4

Net Increase in Cash	26.2	48.0
Beginning Cash Balance	180.6	158.8

Ending Cash Balance	$206.8	$206.8
Summary balance sheet data as of June 30, 2006 was as follows (in millions):

Assets		Liabilities and Equity
Cash	$206.8	Short-Term Debt	$0.1
Other Current Assets	215.8	Other Current Liabilities	186.5
Property and Equipment	87.4	Long-Term Debt	126.4
Goodwill	55.6	Other Non-Current Liabilities	—
Other Assets	159.4	Stockholders' Equity	412.0

Total Assets	$725.0	Total Liabilities and Equity	$725.0
New Business Highlights
During the second quarter of 2006, Orbital received approximately $340 million in new firm and option contract bookings. In addition, the company received approximately $55 million of option exercises under existing contracts. Year-to-date, Orbital received approximately $560 million in new firm and option contract bookings, and approximately $230 million of option exercises under existing contracts. As of June 30, 2006, the company’s firm contract backlog was approximately $1.51 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $3.05 billion.
Operational Highlights
Orbital carried out 11 space missions during the second quarter of 2006, including a space launch vehicle, three missile defense target rockets, six remote sensing satellites and a national security satellite. Specifically, in April, Orbital launched a Minotaur 1 rocket that carried six company-developed weather-monitoring satellites into orbit for Taiwan’s civilian space agency. Also in April, Orbital launched two target rockets for the U.S. Missile Defense Agency’s (MDA) countermeasures experiment program. In June, Orbital launched another target vehicle as part of a successful missile defense test by MDA and deployed the MiTEx technology demonstration spacecraft for the Defense Advanced Research Projects Agency. During the second quarter, the

Orbital Reports Second Quarter 2006 Financial Results

company also delivered six space systems for future deployments, including three Orbital Boost Vehicle (OBV) interceptors for the Ground-based Midcourse Defense program and the Optus D-1 commercial communications satellite, which is currently slated for launch in September.
During the remainder of 2006, Orbital expects to carry out seven or eight major launch vehicle and spacecraft missions and to complete and deliver an additional 10 or more satellites and launch vehicles for future missions. These totals include one or two satellite deployments, two OBV missile defense interceptor flight tests, two Coyote short-range target vehicle launches, one more space launch, and one medium-range ballistic target flight for missile defense test programs.
2006 Financial Guidance Update
The company updated its full-year financial guidance from that provided in April 2006, as follows:

2006 Guidance
	Prior (April)	Current (July)
Revenues (in millions)	$760-780	$780-800
Operating Income Margin	7.75 - 8.25%	7.75 - 8.25%
Diluted Earnings Per Share	$0.51-0.56	$0.56-0.60
Free Cash Flow (in millions)	$60-65	$70-75
Disclosure of Non-GAAP Financial Measure
Free cash flow is defined as GAAP (Generally Accepted Accounting Principles) net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. A quantitative reconciliation of free cash flow to net cash provided by operating activities is included above in the section entitled “Cash Flow and Balance Sheet.” Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt. Orbital does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measure. Other companies may define this measure differently.
About Orbital
Orbital develops and manufactures small rockets and space systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-orbit, geosynchronous-orbit and planetary spacecraft for communications, remote sensing, scientific and defense missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.
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Orbital Reports Second Quarter 2006 Financial Results

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, product performance and market acceptance of products and technologies, the outcome of the government investigation, as well as other risk factors and business considerations described in the company’s SEC filings, including its annual report on Form 10-K, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation for updating the information contained in this press release.
A transcript of the second quarter earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor.
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Orbital Reports Second Quarter 2006 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(unaudited, in thousands, except per share data)

	Second Quarter
	2006	2005
Revenues	$196,974	$177,403
Costs of goods sold	158,813	144,918

Gross profit	38,161	32,485
Research and development expenses	2,531	1,234
Selling, general and administrative expenses	19,056	16,545

Income from operations	16,574	14,706
Interest expense	(3,131)	(2,847)
Interest income and other	3,269	718

Income before income taxes	16,712	12,577
Income taxes	(6,913)	(4,993)

Net income	$9,799	$7,584

Basic net income per share	$0.17	$0.14

Diluted net income per share	$0.16	$0.12

Shares used in computing basic net income per share	56,285	55,066
Shares used in computing diluted net income per share	62,394	62,864

Orbital Reports Second Quarter 2006 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(unaudited, in thousands, except per share data)

	First Six Months
	2006	2005
Revenues	$389,111	$344,552
Costs of goods sold	313,121	284,256

Gross profit	75,990	60,296
Research and development expenses	4,702	2,266
Selling, general and administrative expenses	38,857	31,107

Income from operations	32,431	26,923
Interest expense	(6,190)	(5,627)
Interest income and other	5,626	1,475

Income before income taxes	31,867	22,771
Income taxes	(13,278)	(9,035)

Net income	$18,589	$13,736

Basic net income per share	$0.33	$0.25

Diluted net income per share	$0.30	$0.22

Shares used in computing basic net income per share	55,687	55,111
Shares used in computing diluted net income per share	62,372	63,157
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Orbital Reports Second Quarter 2006 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
Assets	(unaudited)
Cash	$206,751	$158,849
Receivables, net	147,587	131,251
Inventory	23,185	19,006
Deferred income taxes, net	35,735	30,614
Other current assets	9,344	12,767

Total current assets	422,602	352,487
Property, plant and equipment, net	87,420	85,640
Goodwill	55,551	55,551
Deferred income taxes, net	150,676	166,248
Other non-current assets	8,738	8,864

Total Assets	$724,987	$668,790

Liabilities and Stockholders’ Equity
Short-term borrowings	$76	$76
Accounts payable and accrued expenses	123,456	116,153
Deferred revenues	62,939	30,281

Total current liabilities	186,471	146,510
Long-term debt	126,425	126,459
Other non-current liabilities	41	87
Total stockholders’ equity	412,050	395,734

Total Liabilities and Stockholders’ Equity	$724,987	$668,790

Orbital Reports Second Quarter 2006 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	June 30, 2006
	Second Quarter	Six Months
Net income	$9,799	$18,589
Depreciation and amortization	3,600	7,134
Deferred taxes	5,950	10,451
Amortization of debt costs	153	306
Changes in assets and liabilities	12,642	23,203
Stock-based compensation and other	3,532	4,264

Net cash provided by operating activities	35,676	63,947

Capital expenditures	(4,084)	(9,735)
Change in cash restricted for letters of credit, net	313	313

Net cash used in investing activities	(3,771)	(9,422)

Repayment of debt and other	(16)	(34)
Repurchase of common stock	(8,254)	(16,208)
Net proceeds from issuance of common stock	2,064	7,587
Tax benefit of share-based compensation	493	2,032

Net cash used in financing activities	(5,713)	(6,623)

Net increase in cash	26,192	47,902
Cash, beginning of period	180,559	158,849

Cash, end of period	$206,751	$206,751

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